UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 12, 2018

Twenty-First Century Fox, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-852-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 8.01	Other Events.

On July 12, 2018, Twenty-First Century Fox, Inc. (the “Company”) announced its response to the announcement by the Secretary of State for Digital, Culture, Media and Sport (the “UK Secretary of State”) approving the proposed acquisition by the Company for the fully diluted share capital of Sky plc (“Sky”) which the Company and its affiliates do not already own (the “Acquisition”), subject to certain accepted undertakings. The Company also announced that it has, with the written consent of the Independent Committee of Sky, waived the element of the pre-condition concerning approval of the UK Secretary of State which required the expiry of the time limit within which an application to the Competition Appeal Tribunal may be made. Therefore, all regulatory pre-conditions to the Acquisition have now been satisfied or waived.

In addition, on July 11, 2018, the Company announced its statement in response to the increased offer for Sky by Comcast Corporation.

A copy of the Company’s press release dated July 12, 2018 and the Company’s press release dated July 11, 2018 each is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit	Description
Number
99.1 99.2	Press release of Twenty-First Century Fox, Inc., dated July 12, 2018. Press release of Twenty-First Century Fox, Inc., dated July 11, 2018.

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Twenty-First Century Fox, Inc., dated July 12, 2018.
99.2	Press release of Twenty-First Century Fox, Inc., dated July 11, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Twenty-First Century Fox, Inc.

July 12, 2018	By:	/s/ Janet Nova

Name: Janet Nova
Title: Executive Vice President and Deputy Group General Counsel

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